UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Starent Networks, Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3527533
(State of Incorporation or Organization)	(Employer Identification No.)

30 International Place, Tewksbury MA 01876

(Address of Principal Executive Offices)(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-141092
(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1:  Description of Registrant’s Securities to be Registered.

The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, par value $0.001 per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-141092) is incorporated herein by reference.

Item 2:  Exhibits.

The following exhibits are incorporated by reference:

1.                                       Certificate of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1.

2.                                       Form of Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1.

3.                                       Bylaws, incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1.

4.                                       Form of Amended and Restated Bylaws, incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1.

5.                                       Specimen certificate evidencing shares of Common Stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STARENT NETWORKS, CORP.

By:	/s/ Kevin F. Newman
Name: Kevin F. Newman
Title: Vice President and General Counsel

Dated:  June 4, 2007